Exhibit 32.1

Certification Pursuant To
18 U.S.C. Section 1350,
As Adopted Pursuant To
Section 906 Of The Sarbanes-Oxley Act Of 2002

In connection with the Quarterly Report of Somerset International Group, Inc. (the “Company”) on Form 10-Q for the three and nine months ending September 30, 2009 as filed with the Securities and Exchange Commission (the “Report”), I, John X. Adiletta, President, Chief Executive Officer, and Chief Financial Officer certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.
Such Quarterly Report on Form 10-Q for the period ending September 30, 2009, is not in compliance with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934 for the reasons discussed in Note 1B of the financial statements; and

2.
The information contained such Quarterly Report on Form 10-Q for the period ending September 30, 2009 fairly presents, in all material respects, the financial condition of the Company as of the dates presented and the results of operations of the Company.

/s/ John X. Adiletta
John X. Adiletta
Chief Executive Officer
Chief Financial Officer

 November 16, 2009